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                                SUB-ITEM 77Q1(a)

Appendix A, dated July 24, 2007, to the Master Amended and Restated By-Laws for MFS Series Trust II, dated January 1, 2002 as revised June 23, 2004, and the Master Amended and Restated By-Laws for MFS Series Trust II, dated January 1, 2002 as revised June 23, 2004, and August 22, 2007, are contained in Post-Effective Amendment No. 28 to the Registration Statement for MFS Series Trust XV (File Nos. 2-96738 and 811-4253), as filed with the Securities and Exchange Commission via EDGAR on August 24, 2007, under Rule 485 under the Securities Act of 1933. Such documents are incorporated herein by reference.